EXHIBIT 99.1

MASTER EXCHANGE AGREEMENT

This Master Exchange Agreement (this “Agreement”) is dated as of January 24, 2007 by and among FP Technology, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS:

A.  Pursuant to a Securities Purchase Agreement, dated March 29, 2006 (the “Original Purchase Agreement”), by and among each of the Purchasers (or their predecessors in interest) and the Company’s predecessor, AFG Enterprises USA, Inc., the Purchasers acquired (i) Senior Secured Nonconvertible Notes Due 2011 in the aggregate principal amount of $50,000,000 (the “Outstanding Notes”) issued under an Indenture with The Bank of New York dated March 29, 2006 (the “Outstanding Indenture”); and (ii) Warrants to purchase an aggregate of 6,250,000 shares at an exercise price currently set at $8.00 per share (the “Outstanding SPA Warrants”).

B.  Pursuant to a letter agreement, dated April 4, 2006, by and between Rodman & Renshaw, LLC and the Company’s predecessor, AFG Enterprises USA, Inc., Rodman & Renshaw, LLC acquired Warrants to purchase an aggregate of 625,000 shares at an exercise price currently set at $8.00 per share (the “Outstanding Rodman Warrants” and, together with the Outstanding SPA Warrants, the “Outstanding Warrants” and, together with the Outstanding SPA Warrants and the Outstanding Notes, the “Outstanding Securities”).

C.  The Outstanding Securities are currently obligations of the Company.

D.  Subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange all of the Outstanding SPA Warrants and Outstanding Notes in the aggregate for (i) $45,000,000 in cash plus accrued interest on the Outstanding Notes through the Closing (the “Cash Component”), (ii) new Senior Secured Convertible Notes Due 2009 in an initial principal amount of $5,600,000 (the “New Notes”) under an indenture in the form attached hereto as Exhibit B (the “New Indenture”), (iii) Warrants to purchase an aggregate of 1,214,285 shares of Common Stock at an exercise price of $7.00 per share in the form attached hereto as Exhibit C (the “New Warrants”), and (iv) 1,500,000 fully-paid shares of Common Stock (the “New Shares” and, together with the Cash Component, New Notes and New Warrants, the “Exchange Consideration”).

E.  (i) Except as otherwise set forth in the New Indenture, the New Notes will be senior to all outstanding and future indebtedness of the Company and (ii) secured by a perfected security interest in all of the assets of the Company as evidenced by (and as defined in) the Security Agreement in favor of The Bank of New York in the form attached hereto as Exhibit D (the “Security Agreement”), which security interest shall be senior to all other security interests therein.

F.  On the Closing Date, the Company shall obtain a letter of credit from Wells Fargo Bank, National Association in favor of The Bank of New York, as trustee under the New Indenture, in a stated amount of $1,344,000, in respect of approximately two years of interest payments payable under the New Notes.

G.  At the Closing, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Company will provide certain registration rights in respect of the Underlying Shares under the Securities Act and the rules and regulations promulgated thereunder.

H.  The Purchasers desire to receive the Exchange Consideration and the benefits of the other Transactions Documents in exchange for their Outstanding Notes and Outstanding SPA Warrants, as more fully described in this Agreement.

I.  At the Closing, Rodman & Renshaw LLC will surrender to the Company for cancellation the Outstanding Rodman Warrants, and will receive from the Company new warrants to purchase 71,429 shares of Common Stock at an exercise price $7.00 per share.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the exchange of Exchange Consideration for Outstanding Securities pursuant to Section 2.1.

“Closing Date” means no later than two Trading Days following the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to each of the parties’ obligations set forth in Section 2.3 have been satisfied or waived.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified, changed into or exchanged for.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Morrison & Foerster LLP, with offices located at 1290 Avenue of the Americas, New York, New York 10104.

“Conversion Price” shall have the meaning ascribed to such term in the New Notes.

“Escrow Account” shall have the meaning ascribed to such term in the Outstanding Indenture.

“Escrow Account Disbursement Instructions” means the Escrow Account Disbursement Instructions attached hereto as Exhibit K.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“L/C Bank” shall have the meaning ascribed to such term in the New Indenture.

“Letter of Credit” shall have the meaning ascribed to such term in the New Indenture.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents on a timely basis.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit E.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Notes, ignoring any conversion limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the New Shares, New Notes, New Warrants and Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Global Select Market, the NASDAQ Global Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the New Notes, the New Indenture, the New Warrants, the Security Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means (i) the New Shares, (ii) the shares of Common Stock issuable upon exercise of the New Warrants, and (iii) the shares of Common Stock issuable upon conversion of the New Notes.

ARTICLE II
EXCHANGE AND CLOSING

2.1  Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall issue and pay to each Purchaser, in exchange for such Purchaser’s Outstanding Securities specified in Exhibit A, such amount of Exchange Consideration specified in Exhibit A for such Purchaser. The Closing shall occur at the offices of Company Counsel.

2.2  Deliveries.

(a)  Company Deliverables. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i)  this Agreement duly executed by the Company;

(ii)  the Cash Consideration specified for such Purchaser in Exhibit A;

(iii)  the New Indenture, duly executed by the Company and The Bank of New York, as trustee thereunder;

(iv)  the New Notes and New Warrants, in such amounts specified for such Purchaser in Exhibit A, duly registered in the name of such Purchaser (or such other name specified in writing by the Purchaser prior to the Closing);

(v)  a copy of irrevocable instructions to the Company’s common stock transfer agent in the form attached hereto as Exhibit F (the “Transfer Agent Instructions”) instructing the transfer agent to deliver, on an expedited basis, certificates representing the number of New Shares specified for such Purchaser in Exhibit A, duly registered in the name of such Purchaser (or such other name specified in writing by the Purchaser prior to the Closing);

(vi)  the Registration Rights Agreement duly executed by the Company;

(vii)  the Security Agreement duly executed by the Company;

(viii)  the opinion of Company Counsel, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G and reasonably satisfactory to Purchasers;

(ix)  a certificate, executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit H; and

(x)  a letter or certificate from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within seven (7) days of the Closing Date.

(b)  Purchaser Deliverables. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company:

(i)  this Agreement duly executed by such Purchaser;

(ii)  originals of the Outstanding Notes and Outstanding SPA Warrants held by each Purchaser (as set forth for each Purchaser in Exhibit A) or affidavit of loss thereof in such form reasonably acceptable to the Company, along with such additional documentation as the Company may reasonably request in order to effect the transfer of such securities to the Company;

(iii)  the Registration Rights Agreement duly executed by such Purchaser; and

(iv)  the Investor Questionnaire completed and executed by such Purchaser.

(c)  Delivery of Transfer Agent Instructions. The Company shall have delivered to the Transfer Agent the Transfer Agent Instructions in the form of Exhibit F, and shall have obtained the acknowledgment thereof from the Transfer Agent.

2.3  Closing Conditions.

(a)  Conditions to Obligations of the Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all respects when made and on the Closing Date of those representations and warranties of the Purchasers contained herein (to the extent such representations or warranties are by their terms qualified by materiality or Material Adverse Effect) and in all material respects of those representations and warranties not so qualified;

(ii)  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed or waived; and

(iii)  the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)  Conditions to Obligations of the Purchasers. The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all respects on the Closing Date of the representations and warranties of the Company contained herein (to the extent such representations or warranties are by their terms qualified by materiality or Material Adverse Effect) and in all material respects of those representations and warranties not so qualified;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed or waived;

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)  the Company shall have delivered to The Bank of New York, as Collateral Agent under the Security Agreement, appropriate financing statements on Form UCC-1 in form for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Security Agreement;

(v)  Rodman & Renshaw, LLC shall have surrendered to the Company for cancellation the Outstanding Rodman Warrants, and the Company shall have issued to Rodman & Renshaw LLC or its assignee new warrants to purchase 71,429 shares of Common Stock at an exercise price of $7.00 per share; and

(vi)  the issuance of the Letter of Credit (subject to escrow arrangements to be released by the L/C Bank upon confirmation of receipt by the L/C Bank of the funds referred to in paragraph 6 of the Escrow Account Disbursement Instructions attached hereto as Exhibit K).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the representations and warranties set forth below to each Purchaser.

(a)  Subsidiaries. The Company has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity interests of any other entity.

(b)  Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it causes such qualification to be required, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; or (iv) result in a violation of the rules and regulations of the OTC Bulletin Board applicable to the Company or by which any property or asset of the Company or any of its Subsidiaries is bound or affected and the Company has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the OTC Bulletin Board in the foreseeable future.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of a registration statement covering the resale of the Underlying Shares, if applicable, (iii) the notice and/or application(s), if any, required by each applicable Trading Market for the issuance and sale of the Notes and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)  Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)  Capitalization. Except as set forth on Schedule 3.1(g), the capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except (i) for the Outstanding Notes and Outstanding Warrants, (ii) the instruments identified on Schedule 3.1(g), and (iii) as a result of the transactions contemplated by this Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Other than as would reasonably not be expected to have a Material Adverse Result and as set forth in Schedule 3.1(g), (i) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound; (ii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (iii) except for the Outstanding Notes and the Outstanding Warrants, there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Consideration; (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vi) the Company has no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents.

(h)  SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP) and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(i)  Indebtedness and Other Contracts. Except as disclosed in Schedule 3.1(i), the Company (i) has no outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(i) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)  Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(j), “Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(i)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one Trading Day prior to the date that this representation is made.

(k)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Outstanding Notes, Outstanding Warrants or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to any collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

(m)  Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to the businesses of the Company, and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance.

(o)  Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights similar rights necessary or material for use in connection with its businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). The Company has not received any notice (written or otherwise) that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

(p)  Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for. To the knowledge of the Company, such insurance contracts and policies are accurate and complete. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports filed at least ten Trading Days prior to the date hereof, none of the officers or directors of the Company and, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, and (ii) reimbursement for expenses incurred on behalf of the Company.

(r)  Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(s)  Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)  Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)  Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)  Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)  No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(z)  Form SB-2 Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form SB-2 promulgated under the Securities Act.

(aa)  Tax Status. Except as set forth in Schedule 3.1(aa), the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth in Schedule 3.1(aa), there are no unpaid taxes in any amount (other than an aggregate immaterial amount) claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb)  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising within the meaning of Regulation D promulgated under the Securities Act. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (v) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)  Accountants. To the knowledge of the Company, the Company’s accountants are a registered public accounting firm as required by the Exchange Act and the rules and regulations promulgated thereunder.

(ee)  Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ participation in the transactions contemplated by this Agreement. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)  Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.12 and Section 3.2(f) hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)  Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)  Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.2  Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Outstanding Notes. Such Purchaser is the holder of Outstanding Notes in the face amount as set forth opposite such Purchaser’s name on Exhibit A hereto, and such Purchaser has not transferred any legal or beneficial interest in such Outstanding Notes or any portion thereof to any other party.

(c)  Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and, other than, with respect to Portside Growth and Opportunity Fund (a Purchaser) (“Portside”), the transactions contemplated by that certain Share Purchase Agreement (the “Portside SPA”) dated the date hereof entered into by Portside, such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Other than, with respect to Portside, the transaction contemplated by the Portside SPA, such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)  Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Except as set forth on Schedule 3.2(d), such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser acknowledges that it has had the opportunity to review the Company’s Form 10-QSB filed with the SEC on November 14, 2006. Such Purchaser further acknowledges that it is an existing security holder of the Company and that, to the best of its knowledge, no commission or other remuneration will be paid or given directly or indirectly for soliciting the transactions contemplated by this Agreement.

(f)  General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)  Short Sales and Confidentiality Prior to The Date Hereof. Other than the transaction contemplated hereunder and, other than with respect to Portside, the transactions contemplated by the Portside SPA, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to participate in the transactions contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws. Other than a transfer of Securities pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. [THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION ___ OF THIS NOTE.]

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.

(d)  Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2  Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3  Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5  Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchasers in order to convert the Notes. No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6  Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and shall attach the Transaction Documents thereto. The Company and each Purchaser (but the Purchasers shall not be required to consult with each other) shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser relating to the Company or the Securities, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. In the event of a breach of the foregoing covenant by the Company or its officers, directors, employees or agents, on the one hand, or any Purchaser or its officers, directors, employees or agents, on the other hand, in addition to any other remedy provided herein or in the Transaction Documents, the non-breaching party shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by other party, solely to correct any misstatements or material omissions made in breach of the foregoing covenant. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement, (ii) to the extent such disclosure is required by law or Trading Market regulations or (iii) in the Form 8-K in the first sentence of this paragraph.

4.7  Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representation in effecting transactions in securities of the Company.

4.9  Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any third party who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance with respect to the Outstanding Notes or Outstanding Warrants). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing (which counsel shall have been consented to by each Purchaser Party). The Company will not settle any such action without receiving the consent of each Purchaser Party which consent shall not be unreasonably withheld. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.10  Reservation and Listing of Securities.

(a)  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

(c)  The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

(d)  In the event that the Company shall after the date hereof apply to have its shares of Common Stock listed on any Trading Market other than the Trading Market on which such shares are listed on the date hereof, the Company shall take all action necessary to obtain the approval of its stockholders providing for the Company's issuance of all of the shares of Common Stock issued and issuable pursuant hereto (including, without limitation, for purposes hereof shares issuable upon conversion of Notes issued as provided for in Section 9.01(l) of the Indenture) upon conversion or exercise, as applicable, of the Securities, pursuant to the rules or regulations of such Trading Market (including, without limitation, NASDAQ Marketplace Rule 4350(i)), if necessary to obtain the listing thereon of all such shares of Common Stock upon conversion or exercise, as applicable of such Securities, to the extent such convertible or exercisable Securities remain outstanding at the time of the application to list shares of Common Stock on any such Trading Market. If the Company should determine that no such stockholder approval is necessary to obtain the listing of all such shares of Common Stock on such Trading Market, the Company shall provide the holders of such Securities with an opinion of counsel to such effect.

4.11  Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12  Short Sales and Confidentiality After the Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of a registration statement covering the resale of some or all of the Underlying Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to participate in the transactions contemplated by this Agreement.

4.13  Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall, on or before or after the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14  Termination of Original Agreements. The Company and each Purchaser, severally and not jointly, agrees that, effective upon the Closing and without further action by any of the parties hereto, each of the “Transaction Documents” as defined in the Original Purchase Agreement, including without limitation the Outstanding Indenture, Outstanding Notes and Outstanding Warrants, shall be terminated in their entirety, and neither the Company nor any Purchaser shall have any further rights under any of them. In addition, each Purchaser hereby acknowledges and agrees that Section 4(o) of the Original Purchase Agreement (entitled “Right of Participation in Additional Issuances of Securities”) shall not be applicable to any of the transactions contemplated by this Agreement.

4.15  Letter of Credit. Contemporaneously with the Closing, the Company shall obtain an irrevocable letter of credit in the amount of $1,344,000 issued in favor of the Trustee on behalf of the Purchasers, substantially in the form of Exhibit G to the Indenture.

4.16  Acknowledgment of Purchasers. By executing a counterpart of this Agreement, (a) each Purchaser acknowledges that (i) with respect to amounts other than principal and interest on the Outstanding Notes, all amounts due under the Outstanding Indenture by the Company to the Purchasers have been paid in full, and (ii) in consideration of the execution and deliver of this Agreement and notwithstanding the terms of Section 4.01 of the Outstanding Indenture, the Outstanding Notes have been satisfied (subject to the payment by The Bank of New York provided for below), and all conditions precedent under the Outstanding Indenture relating to the satisfaction and discharge thereof have been complied with or are deemed to have been complied with (subject to the payment by The Bank of New York provided for below), and (b) each Purchaser shall be deemed to have consented to the satisfaction and discharge of the Outstanding Indenture at Closing. The Purchasers and the Company hereby instruct The Bank of New York, as trustee under the Outstanding Indenture, (x) to execute the Satisfaction and Discharge Agreement in the form attached hereto as Exhibit J relating to the Outstanding Indenture and (y) to immediately pay the funds in the Escrow Account to the parties listed in the Escrow Account Disbursement Instructions attached hereto as Exhibit K in the amounts and manner set forth therein.

4.17  Confirmation from Trident Growth Fund, L.P.. Promptly after the Closing Date, the Company agrees to use its best efforts to obtain a written confirmation from Trident Growth Fund L.P. to the effect that the New Indenture and the exchange of the Outstanding Notes for the New Notes contemplated hereunder constitutes a "refinancing" as contemplated under Section 14(a) of the Intercreditor and Subordination Agreement dated as of March 29, 2006 by and among Trident Growth Fund, L.P., AFG Enterprises USA, Inc., and FP Technology Holdings, Inc. in favor of the holders of the Senior Indebtedness (as defined therein), and that the holders of the New Notes shall have the same rights under such agreement as the holders of the Outstanding Notes.

ARTICLE V
MISCELLANEOUS

5.1  Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before January 31, 2007; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2  Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company agrees to pay Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (a Purchaser) for costs and expenses of Schulte Roth & Zabel LLP incurred in connection with the transactions contemplated by the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto (confirmation of receipt received) prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (confirmation of receipt received) at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5  Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10  Survival. The covenants and other agreements contained herein shall survive the Closing and the delivery, and conversion of the Securities, as applicable. The representations and warranties contained herein shall survive the Closing and the delivery, and conversion of the Securities, as applicable.

5.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

5.14  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16  Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17  Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18  Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19  Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Master Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FP TECHNOLOGY, INC.	Address for Notice:
By: /s/ Stephen Peary Name: Stephen Peary Title: Chief Financial Officer	181 Wells Avenue Newton, Massachusetts 02459 Facsimile: (617) 928-5565 Attention: Chief Executive Officer
With a copy to (which shall not constitute notice):	Morrison & Foerster LLP 555 West Fifth Street Suite 3500 Los Angeles, California 90013 Facsimile: (213) 892-5454 Attention: Allen Z. Sussman, Esq.

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO MASTER EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Master Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:_______________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Principal Amount of Outstanding Note:

EIN Number:

Wire Transfer Instructions:

[SIGNATURE PAGES FOR PURCHASERS CONTINUE]

ny-726496

EXHIBIT A

Exchange of Securities

Name of Purchaser	Outstanding Notes ($ Face Amount)	Outstanding Warrants (# Shares)	Cash Component ($) (w/o accrued interest)	New Notes ($ Face Amount)	New Warrants (# Shares)	New Shares (# Shares)
J.P. Morgan Securities Inc.	$ 13,500,000	1,687,500	$ 12,150,000	$ 1,512,000	327,857	405,000
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	$ 8,750,000	1,093,750	$ 7,875,000	$ 980,000	212,500	262,500
Context Offshore Advantage Fund, Ltd.	$ 3,100,000	387,500	$ 2,790,000	$ 347,200	75,286	93,000
Context Advantage Fund, LP	$ 900,000	112,500	$ 810,000	$ 100,800	21,857	27,000
Wolverine Convertible Arbitrage Fund Trading Limited	$ 1,000,000	125,000	$ 900,000	$ 112,000	24,286	30,000
Portside Growth and Opportunity Fund	$ 2,000,000	250,000	$ 1,800,000	$ 224,000	48,571	60,000
Laurel Ridge Capital, LP	$ 2,000,000	250,000	$ 1,800,000	$ 224,000	48,571	60,000
Cheyne Fund LP	$ 4,400,000	550,000	$ 3,960,000	$ 492,800	106,857	132,000
Cheyne Leverage Fund	$ 3,600,000	450,000	$ 3,240,000	$ 403,200	87,429	108,000
Cranshire Capital, LP	$ 500,000	62,500	$ 450,000	$ 56,000	12,143	15,000
JMG Capital Partners, LP	$ 3,375,000	421,875	$ 3,037,500	$ 378,000	81,964	101,250
JMG Triton Offshore Fund, Ltd.	$ 3,375,000	421,875	$ 3,037,500	$ 378,000	81,964	101,250
Plexus Fund Limited	$ 2,500,000	312,500	$ 2,250,000	$ 280,000	60,714	75,000
Smithfield Fiduciary LLC	$ 1,000,000	125,000	$ 900,000	$ 112,000	24,286	30,000
Rodman & Renshaw, LLC (not a Purchaser)	N/A	625,000	N/A	N/A	71,429	150,000
TOTAL	$50,000,000	6,875,000	$45,000,000	$5,600,000	1,285,714	1,650,000

EXHIBIT B

Form of New Indenture
(including New Notes)

EXHIBIT C

Form of New Warrants

EXHIBIT D

Form of Security Agreement

EXHIBIT E

Form of Registration Rights Agreement

EXHIBIT F

Form of Transfer Agent Instructions

EXHIBIT G

Form of Company Counsel Opinion

EXHIBIT H

Form of Secretary’s Certificate

EXHIBIT I

Form of Transfer Agent Certificate

EXHIBIT J

Form of Satisfaction and Discharge Agreement

EXHIBIT K

Escrow Account Disbursement Instructions

EXHIBITS

Exhibit A Exchange of Securities
Exhibit B Form of New Indenture (including New Notes)
Exhibit C Form of New Warrants
Exhibit D Form of Security Agreement
Exhibit E Form of Registration Rights Agreement
Exhibit F Form of Transfer Agent Instructions
Exhibit G Form of Company Counsel Opinion
Exhibit H Form of Secretary’s Certificate
Exhibit I Form of Transfer Agent Certificate
Exhibit J Form of Satisfaction and Discharge Agreement
Exhibit K Escrow Account Disbursement Instructions

SCHEDULES

Schedule 3.1(g) Capitalization
Schedule 3.1(h) SEC Reports not Timely Made
Schedule 3.1(i) Indebtedness and Other Contracts
Schedule 3.1(aa) Tax Status
Schedule 3.2(d) Purchasers Registered as Broker-Dealers